UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2017

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Overlook Point, Lincolnshire, Illinois

(Address of Principal Executive Offices)

60069

(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On November 3, 2017, Zebra Technologies Corporation (the “Company”) provided notice (the “Notice”) of a conditional redemption (the “Redemption”) to the holders of its $300,000,000 aggregate principal amount of 7.25% Senior Notes due 2022 (the “Notes”) pursuant to the Indenture, dated as of October 15, 2014, by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by that certain supplemental indenture, dated October 27, 2014, by and among the Company, the guarantors party thereto and the Trustee (as amended, supplemented or modified, the “Indenture”). Pursuant to the Notice, the Company has elected to redeem $300,000,000 in principal amount of the outstanding Notes on December 4, 2017 (the “Redemption Date”). The redemption price of the Notes, as set forth in the Indenture, is equal to the Optional Redemption Price for 2017 (as defined in the Indenture), and accrued and unpaid interest thereon, to, but excluding, the Redemption Date.

The Redemption will be conditioned upon the Company’s receipt of proceeds from one or more new lower-cost financing transactions sufficient, in the Company’s sole discretion, to pay the redemption price, on or prior to the Redemption Date (the “Financing Condition”). If the Financing Condition is not satisfied by December 4, 2017, at the Company’s discretion, the Redemption Date may be delayed until such time the Financing Condition is satisfied, or the redemption or purchase may not occur or the notice of redemption may be rescinded.

The Company has instructed the Trustee to send a notice of conditional redemption in the name of the Company to all currently registered holders of the Notes. This Current Report on Form 8-K does not constitute a notice of redemption under the Indenture, nor an offer to tender for, or purchase, any Notes or any other security.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, the completion of the conditional redemption of the Notes or the consummation of the related financing transactions constitute forward-looking statements. For a description of factors that may cause Zebra’s actual results, performance or expectations to differ from any forward-looking statements, please review the information under the heading “Risk Factors” included in Item 1A of Zebra’s 2016 Annual Report on Form 10-K and other documents of Zebra’s on file with or furnished to the Securities and Exchange Commission. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Zebra will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Zebra or its business or operations. Except as required by law, Zebra undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by Zebra’s forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: November 3, 2017	By:	/s/ Jim L. Kaput
	Name:	Jim L. Kaput
	Title:	SVP, General Counsel and Corporate Secretary